UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2009

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52041	16-1634847
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11000 North IH-35, Austin, Texas	78753-3195
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 837-8810

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On December 28, 2009, Golfsmith International Holdings, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Amended Hanaka Employment Agreement”) with Martin E. Hanaka, its Chief Executive Officer.  The Amended Hanaka Employment Agreement amends and restates the Employment Agreement, dated as of June 13, 2008, with Mr. Hanaka (the “Old Hanaka Employment Agreement”).  Except for the changes summarized herein, the Amended Hanaka Employment Agreement is substantially the same as the Old Hanaka Employment Agreement.  Also on December 28, 2009, the Company entered into an Amended and Restated Employment Agreement (the “Amended Gove Employment Agreement” and, together with the Amended Hanaka Employment Agreement, the “Amended Employment Agreements”) with Sue E. Gove, its Executive Vice President, Chief Operating Officer and Chief Financial Officer.  The Amended Gove Employment Agreement amends and restates the Employment Agreement, dated as of September 29, 2008, with Ms. Gove (the “Old Gove Employment Agreement” and, together with the Old Hanaka Employment Agreement, the “Old Employment Agreements”).  Except for the changes summarized herein, the Amended Gove Employment Agreement is substantially the same as the Old Gove Employment Agreement.

The Amended Hanaka Employment Agreement extends the term of Mr. Hanaka’s employment for an additional two years through June 30, 2013, with automatic successive one-year extensions thereafter unless terminated by either party on ninety (90) days prior notice.  In the Amended Hanaka Employment Agreement, Mr. Hanaka has agreed to establish his principal residence in the Austin, TX metropolitan area by June 30, 2010, and Mr. Hanaka will receive (i) a minimum base salary of $700,000 per year beginning January 1, 2010 and (ii) a one-time bonus of $150,000 to cover any and all costs of relocation.  The Amended Hanaka Employment Agreement also provides that through February 28, 2010 the Company will pay or reimburse Mr. Hanaka for his reasonable residential rental and living expenses in the Austin, Texas metropolitan area and his reasonable airfare incurred for commuting up to once per week between Austin, Texas and his primary residence in Fort Lauderdale, Florida.  Under the Old Hanaka Employment Agreement, Mr. Hanaka was entitled to such payments and reimbursements during the entire term.

The Amended Employment Agreements also amended the annual bonus provision to confirm the parties’ intent that any annual bonus will be paid in a manner that complies with Section 409A of the Internal Revenue Code and the regulations promulgated thereunder.  The Old Employment Agreements provided that in the event of terminations of employment for certain reasons, Mr. Hanaka and Ms. Gove would each be entitled to Company-paid health care continuation coverage premiums for themselves and their dependents for up to two years following such terminations of employment.  The Amended Employment Agreements additionally provide that the continued health care coverage will be provided in a manner such that the executives will not be taxed on any benefits received pursuant to the coverage by or on behalf of the executives or their dependents, and that the health care coverage will be provided at no cost to the executives.  The Amended Employment Agreements further provide that the Company will include the cost of the continuation coverage premiums in the executives’ incomes if necessary to ensure that the executives are not taxed on the post-employment medical benefits they receive.

The descriptions of the Amended Employment Agreements contained herein do not purport to be complete and are qualified in their entirety by reference to the Amended Employment Agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2 and are incorporated herein by reference.

In addition, the Company’s Compensation Committee (the “Committee”) has finalized a cash bonus plan (the “2010 Bonus Plan”) for officers of the Company, including the Company’s Chief Executive Officer, Chief Financial Officer and other named executive officers (the “Eligible Officers”).  The 2010 Bonus Plan is intended to assist the Company in attracting, retaining and motivating executive officers and key employees, and to reward them for assisting the Company in achieving its operational and strategic goals during the 2010 fiscal year.  The 2010 Bonus Plan is substantially similar to the 2009 Bonus Plan, including the same “threshold” and “target” levels, based on a percentage of each of the Eligible Officer’s current base salary, as the 2009 Bonus Plan.  Under the 2010 Bonus Plan, however, bonuses are tied to the achievement of specific targets based on earnings before interest, tax, depreciation and amortization (“EBITDA”), gross sales, margin and/or gross margin return on investment, rather than EBITDA alone as provided in the 2009 Bonus Plan.  In the event that the Company exceeds the specified targets, each Eligible Officer will be eligible to receive a proportionate increase in his or her cash bonus.

The Company expects to pay any cash bonuses earned under the 2010 Bonus Plan in the third quarter of the 2010 fiscal year and the first quarter of the 2011 fiscal year.  Like the 2009 Bonus Plan, payments are contingent on an Eligible Officers’ continued employment with the Company on the date of payment.

Notwithstanding the foregoing, the Committee retains full discretion to grant additional bonuses at fiscal year end and may decide to award or withhold an award for an individual based upon overall Company performance or upon such individuals’ personal performance during the year.

The Company intends to provide additional information regarding executive officer compensation in the proxy statement for the Company’s 2010 annual meeting of stockholders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Employment Agreement, dated as of December 28, 2009, between the Company and Martin E. Hanaka.

10.2	Amended and Restated Employment Agreement, dated as of December 28, 2009, between the Company and Sue E. Gove.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

December 28,2009	By:	/s/ SUE E. GOVE
		Name:	Sue E. Gove
		Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of December 28, 2009, between the Company and Martin E. Hanaka.
10.2	Amended and Restated Employment Agreement, dated as of December 28, 2009, between the Company and Sue E. Gove.